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                                                                    Exhibit 23.1

[PRICEWATERHOUSECOOPERS LOGO]


                                                   PRICEWATERHOUSECOOPERS LLP
                                                   CHARTERED ACCOUNTANTS
                                                   PO Box 82
                                                   Royal Trust Tower, Suite 3000
                                                   Toronto Dominion Centre
                                                   Toronto, Ontario
                                                   Canada M5K 1G8
                                                   Telephone +1 416 863 1133
                                                   Facsimile +1 416 365 8215









SECURITIES & EXCHANGE COMMISSION




CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the reference to our firm under the caption "Experts" and to the use in this Amendment No. 2 to the Registration Statement on Form S-2 (No. 333-104836) and related Prospectus of Lions Gate Entertainment Corp. of our report dated June 22, 2001, except for note 2(a) which is at April 28, 2003, relating to the consolidated financial statements of Lions Gate Entertainment Corp. which appears in such Registration Statement and related Prospectus.






/s/PricewaterhouseCoopers LLP



Toronto, Canada
May 30, 2003




PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.